UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2018 (June 28, 2018)

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2018, the stockholders of Lifetime Brands, Inc. (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”) to, among other things, increase the number of shares of the Company’s common stock for which awards may be granted under the Plan by 900,000. The terms of the Plan, a copy of which is filed as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2018, and the description of the Plan contained in Proposal 4 of such proxy statement, are incorporated herein by reference in their entirety.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2018 the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on the following matters, which are described in detail in the 2018 Annual Meeting Proxy Statement: (i) to elect thirteen (13) directors to serve on the Company’s Board of Directors (the “Board”) until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”); (ii) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018 (“Proposal 2”); (iii) to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Proposal 3”); and (iv) to approve an amendment and restatement of the Plan (“Proposal 4”). At the 2018 Annual Meeting, the holders of 19,038,807 votes of the Company’s common stock were represented in person or by proxy, constituting a quorum.

Set forth below are the final voting results with respect to each of the proposals acted upon at the 2018 Annual Meeting including the number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each such proposal.

Proposal 1: Election of Directors

The following thirteen (13) nominees unanimously recommended by the Board, each of whom were named in the 2018 Proxy Statement, were elected to serve on the Board to hold office until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based on the following votes:

	FOR	WITHHELD	BROKER NON-VOTES
Jeffrey Siegel	15,358,016	1,878,925	1,801,866
Ronald Shiftan	14,840,677	2,396,264	1,801,866
Robert B. Kay	17,000,679	236,262	1,801,866
Craig Phillips	15,352,648	1,884,293	1,801,866
Bruce Pollack	17,010,937	226,004	1,801,866
Michael J. Jeary	15,324,299	1,912,642	1,801,866
John Koegel	15,324,709	1,912,232	1,801,866
Cherrie Nanninga	15,324,214	1,912,727	1,801,866
Dennis E. Reaves	15,351,013	1,885,928	1,801,866
Michael J. Regan	15,352,192	1,884,749	1,801,866
Sara Genster Robling	15,352,960	1,883,981	1,801,866
Michael Schnabel	17,012,420	224,521	1,801,866
William U. Westerfield	15,339,933	1,897,008	1,801,866

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for 2018

The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,758,843	279,279	685	—

Proposal 3: Approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers

The compensation of the Company’s named executive officers was approved on an advisory (non-binding) basis, based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,213,538	1,780,448	242,955	1,801,866

Proposal 4: Approval of an Amendment and Restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan

An amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,410,700	1,822,468	3,773	1,801,866

A copy of the Amended and Restated 2000 Long-Term Incentive Plan, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 29, 2018, the Company issued a press release announcing the results of the votes cast at the 2018 Annual Meeting and the declaration of a quarterly cash dividend of $0.0425 per share payable on August 15, 2018 to stockholders of record as of the close of business on August 1, 2018 (the “Press Release”). The Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

(d)	Exhibits.

10.1	Amended and Restated 2000 Long-Term Incentive Plan

99.1	Press release issued by Lifetime Brands, Inc. on June 29, 2018, announcing the results of the 2018 Annual Meeting and the declaration of a quarterly cash dividend

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date: June 29, 2018